UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 31, 2012

AMERICA FIRST TAX EXEMPT INVESTORS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-24843 (Commission File Number)	47-0810385 (IRS Employer Identification No.)

1004 Farnam Street, Suite 400, Omaha, Nebraska	68102
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (402) 444-1630

Not applicable
(Former name, former address and former fiscal year, if applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
On May 30, 2012, America First Tax Exempt Investors, L.P., (the “Issuer”) entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc. and RBC Capital Markets, LLC, as representatives for the underwriters named therein (the “Underwriters”). The Underwriting Agreement provides for the sale by the Issuer of 11,000,000 shares representing assigned limited partnership interests in the Issuer. Under the terms of the Underwriting Agreement, the Underwriters have the option, exercisable for a period of 30 days, to purchase an additional 1,650,000 shares from the Issuer. The Underwriting Agreement contains customary representations, warranties, and agreements by the Issuer, customary conditions to closing, indemnification rights, obligations of the parties, and termination provisions. The offering is being made pursuant to the Issuer's effective shelf registration statement on Form S-3 (Registration No. 333-164608), as supplemented by the prospectus supplement, dated May 30, 2012. A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference.
On May 30, 2012, the Issuer issued a press release, a copy of which is attached hereto as Exhibit 99.1.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

1.1    Underwriting Agreement dated May 30, 2012, among Deutsche Bank Securities Inc. and RBC Capital Markets, LLC, as representatives of the underwriters named therein, and the Issuer.

99.1    Press Release of the Issuer, dated May 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2012

AMERICA FIRST TAX EXEMPT INVESTORS, L.P.

By:	America First Capital Associates Limited Partnership Two,
its general partner

By:	The Burlington Capital Group, LLC,
its general partner
By: /s/Timothy Francis
Timothy Francis, Chief Financial Officer